SUPREME COURT OF THE STATE OF NEW YORK COPY
COUNTY OF NASSAU :         PART 24
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In the Matter of the Petition of

FRANK BAIATA,

                                            Petitioner,
For the Dissolution of                                   Index No. :  6933/02
American Portfolio Holdings, Inc.,
Pursuant to section 1104-a of the
Business Corporation Law, Lon Terry
Dolber, American Portfolio Financial
Services, Inc., f/k/a Triad Financial
Inc., Russell Clark and Island Capital
Advisors, L.L.C.,

                                            Respondents.
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                                                              May 13, 2002
                                                              Mineola, New York

B E F 0 R E:

                           HON. LEONARD B. AUSTIN, JUSTICE


A P P E A R A N C E S:

                  CAROLE R. BERNSTEIN, ESQ.
                           Attorney for Petitioner

                  POST & HEYMANN, LLP
                           Attorneys for Petitioner

                  BY:      DAVID J. HEYMANN, ESQ.

                  RUSKIN MOSCOU FALTISCHEK, P.C.
                           Attorneys for Respondents

                  BY:      DOUGLAS J. GOOD, ESQ.
                           STUART M. SIEGER, ESQ.

ALSO PRESENT:     FRANK BAIATA and LON DOLBER

                                                  PATRICIA McELLIGOTT, CSR, RMI
                                                     OFFICIAL COURT REPORTER

                                  Proceedings

     THE COURT CLERK: Remain seated. In the matter of Balata, index number 6933 of `02, your appearances for the record.

     MS. BERNSTEIN: Carol R. Bernstein, 41 Maple Avenue North, Westport, Connecticut 06880, (203) 255--8698.

     MR. HEYMANN: David J. Heymann, 100 Jericho Quadrangle, Suite 214, Jericho, New York 11753.

     MR. GOOD: For respondents, Ruskin, Moscou, Evans and Faltischek, P.C., by Douglas J. Good and Stuart M. Sieger.

     THE COURT: All right. This matter is on before the Court with regard to an order to show cause that was submitted by petitioner with regard to the dissolution of American Portfolio Holdings Incorporated among other and various relief on behalf of the petitioner against said corporation as well as individual defendants, Lon Dolber and -- no, just Lon Dolber and Russell Clark. The matter was initially brought before the Court in late April and we have had the opportunity to conference the matter on four different occasions, including today. It's now three o'clock. We have been conferencing it since this morning, and I believe the parties have not only resolved the issues presented in the order to show cause that I have just granted, but also the entire case with regard to the matter presented. Is that correct, counsel?

     MS. BERNSTEIN: Yes, it is, your Honor.

     THE COURT: Will somebody be placing the stipulation on the record? And in so doing, I would note that the parties intend to have a more formal and comprehensive writing; however, in the event that the agreement is never reduced to writing or any further written agreement is presented with regard to the matter, then the agreement that is about to be placed on the record shall be deemed binding upon the parties in all respects. Is that agreeable?

     MS. BERNSTEIN: Yes, it is, your Honor.

     MR. GOOD: Yes, it is.

     THE COURT: All right. Ms. Bernstein -- you may remain seated -- I think since you and Mr. Heymann are going to be conferring, and may I suggest the following: After each paragraph, turn around and make sure that what you've done is acceptable so we are paragraph by paragraph on the same page.

     MS. BERNSTEIN: The parties have agreed to settle the matter for a total of $1.6 million payable $15,000 a month for the first year commencing on June 1st, 2002 as of May 1st; $20,000 a month for the second year; $25,000 a month for the third year; and the balance due at the end of those payments.

     THE COURT: Just so it's clear, that June 1st payment will encompass May 1st and June 1st.

     MS. BERNSTEIN: Correct.

     THE COURT: And that May 1st will be the anniversary date for the purpose of increased monthly amounts.

     MS. BERNSTEIN: Yes, your Honor.

     MR. HEYMANN: Payable.

     THE COURT: In the event payment is not made---

     MS. BERNSTEIN: In the event that payment is not made by the 1st of every month, respondents have ten days to cure after notice to be given via facsimile and overnight mail to counsel.

     THE COURT: And by overnight mail to American Portfolio Financial Services.

     MR. SIEGER: Holdings.

     MR. HEYMANN: American Portfolio Holdings Incorporated.

     THE COURT: Excuse me, American Portfolio Holdings Incorporated on behalf of all the respondents. Is that correct, counsel?

     MR. GOOD: Yes, it is.

     THE COURT: So the individuals will also be bound by that notice. Yes?

     MS. BERNSTEIN: Yes, your Honor.

     MR. GOOD: Yes.

     MR. HEYMANN: The obligation will be secured by a total of 3,750,000 shares of common stock for American Portfolio Holdings, 2,500,000 of which currently represent the holding of Mr. Baiata, 1,250,000 of which will be those shares currently held or a portion of those shares currently held by Mr. Dolber and Mr. Clark. On a quarterly basis, the 1,250,000 shares will be released as collateral based on a formula equal to 1,250,000 shares multiplied by the amount paid from the previous reduction over $1.6 million. So, for example, if after the first quarter, if all payments have been made, it would be 1.25 million times a fraction, the numerator of which is 45,000 and the denominator is $1,600,000. Correct?

     MR. GOOD: Yes. Subject to -- it is intended that all of Mr. Baiata's shares, whatever the actual precise amount is, are going to be placed in security. Correct?

     MR. HEYMANN: My understanding of all the shares presently held by Mr. Baiata, plus 1,250,000 shares currently held by Mr. Dolber, and/or Mr. Clark, and in the aggregate will secure the obligation. Correct?

     MR. SIEGER: Yes. Mr. Dolber and Mr. Clark will be able to vote the shares that they have in escrow from time to time.

     THE COURT: All right. You did not place your appearance on the record.

     MR. GOOD: I did it, Judge. Not to go back too far, on item number one, the payment obligation is the obligation of American Portfolio Incorporated -- Holdings, sorry, and not of the individual respondents. They are pledging security, but it's not their personal payment obligation.

     THE COURT: And there will be a security agreement with regard to the stock.

     MR. SIEGER: Yes.

     MR. GOOD: The security agreement will provide that the stock, if there is a default, that the stock will be sold. And if there is a surplus, that it belongs to the debtors.

     THE COURT: And deficiency will be charged against American Portfolio Holdings Incorporated.

     MR. GOOD: Yes.

     MS. BERNSTEIN: In the event of the default in payment and after failure to cure, Mr. Baiata is entitled to nine percent interest from the date of default on the remaining balance due and owing.

     THE COURT: Interest at the statutory rate.

     MS. BERNSTEIN: Right. No dividend shall be paid --

     MR. HEYMANN: No dividends will be paid by American Portfolio Holdings until the obligation is satisfied. The shares will be subject to anti-dilution protection, including to the extent that options are granted to Mr. Dolber or any of his family members presently employed by the company, or Mr. Clark, that Mr. Baiata will have the same right to participate in options of the company's common stock as the options granted to Mr. Dolber's family members and Mr. Clark. Is that what we said?

     MR. SIEGER: Go off the record.

     THE COURT: Off the record. (Discussion held off the record.)

     THE COURT: So that it's clear, the only anti--dilution protection that petitioner will have is that if options are offered to Mr. Dolber, Mr. Clark or any members of their family, then petitioner will be entitled to the same options to purchase stock at the same price within the same time period, and he will be given notice promptly as any of the others are given notice with regard to the availability of such options. And it will be done on the same pro rata basis. So that if it's tied into the number of shares owned, then Mr. Baiata's rights for options will be tied into his 2.5 million shares.

     MR. GOOD: Couldn't have said it better.

     MR. HEYMANN: Could I go off the record?

     THE COURT: Off the record. (Discussion held off the record.)

     THE COURT: Back on the record. Any rights, options, warrants, or ability on the part of Messrs. Dolber, Clark, or any members of their family to purchase common stock will be likewise offered to Mr. Baiata on the same terms.

     MR. SIEGER: Off the record. (Discussion held off the record.)

     MR. HEYMANN: Back on.

     THE COURT: Just so that it's clear, if any rights that Messrs. Clark, Dolber, or any of their family members have to buy common shares, Mr. Baiata will be given that same opportunity.

     MR. SIEGER: Pro rata.

     THE COURT: Next.

     MR. HEYMANN: Current salaries of executive employees of American Portfolio Holdings or American Portfolio Financial Services will be maintained at their current level with an annual increase not to exceed five percent per annum. Mr. Dolber will be permitted to recoup past-due salaries owed to him so long as there is no default under the settlement.

     THE COURT: As long as payments are current to petitioner.

     MR. SIEGER: Off the record. (Discussion held off the record.)

     THE COURT: Back on.

     MR. HEYMANN: Let me rephrase. The employment agreement will be terminated except for section 6.2.2, which will apply for a period of one year, and only to the extent of representatives -- current representatives of American Portfolio Holdings --- Financial Services, other than those representatives and employees who were previously representatives or employees to Triad Financial, Inc., on May 1, 2001.

     MR. SIEGER: Off-the-record.

     THE COURT: Off the record. (Discussion held off the record.)

     MR. HEYMANN: And section 6.1 of the employment agreement shall remain in effect as well.

     MR. GOOD: With respect to employed by Triad and Geoffrey Nance.

     MR. BAIATA: Geoffrey Nance, G E 0 F F R E Y, N A N C E.

     MS. BERNSTEIN: Mr. Baiata's form U5 will reflect that he voluntarily resigned his employment.

     MR. HEYMANN: Mr. Baiata will be entitled to copies of all correspondence to shareholders and copies of all quarterly and annual financial statements of American Portfolio Financial Services and American Portfolio Holdings.

     THE COURT: As are forwarded to shareholders. In other words, even though Mr. Baiata remains as shareholder of the corporation holding 2.5 million shares, he will have no rights regarding them, either voting or otherwise, except to receive whatever notices are normally and the usually received by shareholders sent by the corporation or such other information, correspondence, or notice as may be sent by the corporation with the exception of proxy.

     MR. SIEGER: The shares being sold by Mr. Baiata will be re--registered in the name of American Portfolio Holdings, Inc., and together with stock powers in blank signed by American Portfolio Holdings, Inc. will be held in escrow pursuant to the escrow agreement and arrangements referred to earlier in the stipulation.

     MR. HEYMANN: Good.

     THE COURT: No party will denigrate the other or say anything contrary to their ability to do business, to be licensed, or otherwise impede their ability to earn a living.

     MS. BERNSTEIN: Upon default and failure to cure -- MR. SIEGER: Excuse me, your Honor.

     MS. BERNSTEIN: -- Mr. Baiata will be entitled to books and records as he would be as a shareholder.

     THE COURT: No, we said no on that.

     MS. BERNSTEIN: Upon default.

     THE COURT: Upon default.

     MS. BERNSTEIN: That's what I said and failure to cure.

     THE COURT: And failure to cure.

     MR. SIEGER: Sorry to have to go back on one point, but normally, even with a non-denigration clause, we would normally provide -- either party could provide information that is required to be disclosed by operation of law. In other words, if somebody is subpoenaed, or somebody has been compelled to testify and notwithstanding that, they have the ability, the right to comply with whatever obligation they have to make.

     THE COURT: They will give factual information, nothing more.

     MR. SIEGER: Yeah.

     THE COURT: In other words, if the Securities and Exchange Commission subpoenas anybody or requests information, nothing in this agreement is going to prevent a full and accurate response.

     MR. SIEGER: Exactly, your Honor. Off the record. (Whereupon a discussion was held off the record.)

     THE COURT: On the record. Otherwise, the petition is withdrawn, motion pending before the court is withdrawn, and except for enforcement of the agreement, which is not yet completed, all other claims for relief set forth in the petition and the order to show cause are withdrawn with prejudice.

     MR. HEYMANN: I believe there is two other points, one that respondent asked us to address. And that is that Mr. Baiata is, effective immediately, no longer an officer or director of American Portfolio Holdings, American Portfolio Financial Services, and I believe there is one other entity.

     MR. SIEGER: American Portfolio Holding Advisors.

     MR. HEYMANN: And American Portfolio Advisors, Inc. And one thing that Mr. Baiata just advised us, he would like the company --

     MR. BAIATA: I would like assurance that blanket transfer letters would be signed to move all of a representative's accounts to a new firm that they might join, which is customary and current policy of the company.

     THE COURT: I assume that's not a problem.

     MR. DOLBER: No problem.

     MS. BERNSTEIN: Off-the-record.

     (Discussion held off the record.)

     THE COURT: The Court will retain jurisdiction to oversee the enforcement of the agreement in all respects.

     MR. SIEGER: Thank you, your Honor.

     THE COURT: We are not finished. Swear the parties, please.

     THE COURT CLERK: Both rise and raise your right hands. Do you solemnly swear or affirm that the testimony that you are about to give in this matter will be the truth, the whole truth and nothing but the truth, so help you God?

     MR. BAIATA: I do.

     MR. DOLBER: I do.

     THE COURT CLERK: State your name and address for the record, please.

     MR. BAIATA: Frank Baiata, 133 Frost Pond Road, Glen Cove, New York 11542.

     THE COURT: You can be seated, sir.

     MR. DOLBER: Lon Dolber, 6 Inlet Crew Path, East Moriches, New York 11940.

     THE COURT: Gentlemen, you have heard the terms of the stipulation that we have now placed on the record?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Do you understand it?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Is it the product of negotiations between yourselves and your respective attorneys?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Other than what's set forth in the stipulation, do you have any expectation to receive any other benefit?

     MR. BAIATA: No.

     MR. DOLBER: No.

     THE COURT: Are either of you under the influence of any drugs, alcohol, or medication, or do you suffer from any mental condition that would prevent you from freely entering into the agreement or from fully understanding it?

     MR. BAIATA: No.

     MR. DOLBER: No.

     THE COURT: Do you have any questions for the Court or for your attorney?

     MR. BAIATA: No.

     MR. DOLBER: No.

     THE COURT: Do you each understand that the settlement that we have now placed on the record is the full and complete settlement, unless you gentlemen both enter into an agreement to modify --

     MR. BAIATA: Yes.

     THE COURT: -- and more formally memorialize this agreement? You are bound by the agreement that's now been placed on the record as if it were a contract negotiated between the parties and somebody's word processor spit it out and you went back and forth and signed it. Do you understand that even without a signature, you are bound by this agreement?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: All right. And, counsel, I assume that you are going to split the cost of this transcript, and I am going to so order it so it becomes an order of the Court.

     MR. GOOD: Thank you.

     MS. BERNSTEIN: Thank you.

     THE COURT: Are you each satisfied with the representation your attorneys have provided for you?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Obviously there are many documents that are going to have to be executed in order to effectuate the terms of this agreement. Do you each agree that you will execute all documents necessary, both in your individual and the corporate capacity, promptly and without costs?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: And except for the enforcement of this agreement, do you understand that all rights and claims that you may have against each other are being withdrawn and settled?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Under all of the circumstances, do you believe that the settlement is fair and reasonable?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Now, as part of a case such as this, there would be some rather extensive disclosure to which each of you would be entitled prior to the Court going forward with respect to making a determination of the merits of the case. By virtue of entering into this agreement, do you each understand that any further disclosure from the other side is waived, and you are agreeing to enter into the stipulation based upon your current and present knowledge of each other's financial circumstances and the business status as it presently exists to the best of your knowledge?

     MR. BAIATA: Yes.

     MR. DOLBER: Yes.

     THE COURT: Do you understand that, each of you, that a settlement means that there is no trial, no hearing, all the issues that were placed in the petition, and what would have been the response that we had gotten to that point, are no longer going to happen, you are not going to have the Court hear and determine? That's all been done by virtue of this agreement. Are you satisfied to have this agreement stand in place and instead of a court determination of any or all of the issues?

     MR. BAIATA: Yes, I am.

     MR. DOLBER: Yes.

     THE COURT: Now, we know that Mr. Baiata is the individual petitioner in this matter. Mr. Dolber, could you set forth your various corporate capacities with regard to the respondents?

     MR. DOLBER: I am chief executive officer of the holding company.

     THE COURT: That's American Portfolio Holdings Incorporated. What is your relationship to American Portfolio Holdings ---Financial Services, Inc.?

     MR. DOLBER: I'm president.

     THE COURT: And Island Capital Advisors, LLC?

     MR. DOLBER: Consulting firm for the --

     THE COURT: What is your involvement with it?

     MR. DOLBER: I have no relationship with them.

     THE COURT: Is that a party that should not be a part of this litigation?

     MS.   BERNSTEIN:   No.  The  reason  they  were  named  is  that  they  are
shareholders.

     THE COURT: Oh, I see. All right.

     MS. BERNSTEIN: I don't know that Russell Clark ---we pledged some of his shares and he isn't here.

     THE COURT: Well, obviously, if Mr. Clark, and we will make an agreement if Mr. Clark determines that he does not wish to have his shares a part of it, then we will set this agreement aside and that counsel --

     MR. SIEGER: Your Honor, I think if Mr. Clark is not agreed to pledge any shares, Mr. Dolber will pledge his own shares in place of Mr. Clark's shares.

     THE COURT: So one way or the other there will be two point -- one and a quarter million shares pledged.

     MR. SIEGER: Yes, your Honor.

     THE COURT: To your knowledge, Mr. Dolber, have you spoken with Mr. Clark with regard to a resolution of this matter?

     MR. DOLBER: Yes, I have.

     THE COURT: And what is his capacity with the corporations?

     MR. DOLBER: He's a shareholder and a member on the board.

     THE COURT: He's a director.

     MR. DOLBER: Director, yes.

     THE COURT: Of both American Portfolio Holdings and American Portfolio Financial Services?

     MR. DOLBER: Yes.

     THE COURT: And, to the best of your knowledge, has he authorized a settlement?

     MR. DOLBER: Yes, he has.

     THE COURT: I assume some point in the near future there will be a corporate resolution reflecting acceptance of this stipulation, that a copy of which will be provided to counsel.

     MR. SIEGER: Yes.

     MR. DOLBER: Yes.

     THE COURT: With regard to each corporation.

     MR. SIEGER: Yes.

     MR. DOLBER: Yes, there will be.

     THE COURT: Very good. Ms. Bernstein, any questions?

     MS. BERNSTEIN: No, your Honor.

     THE COURT: Mr. Good, any questions?

     MR. GOOD: No. Let me extend our thanks to the Court. We appreciate it.

     THE COURT: It's my pleasure. You folks had the benefit of some very excellent attorneys working for you. I strongly doubt with the complexity of the issues presented, the personalities, with their hurt feelings, and I think that is a fair way of putting it in terms of the relationship that existed and as it devolved, that you all acquitted yourselves admirably, professionally, and you had the benefit of marvelous counsel that enabled you in four conferences to resolve what may well have been a two--year ordeal.

     MR. BAIATA: I'm well aware of that.

     THE COURT: To that extent, to every extent, the Court thanks counsel for both sides for their professionalism and courtesies. One last bit of housekeeping. I have granted the order to show cause and provided for it to be returnable today. Counsel, for respondents, do you acknowledge receipt?

     MR. GOOD: Yes, we do. Can we go off the record for a second?

     THE COURT: Sure. (Discussion held off the record.

     THE COURT: Back on the record. The action as to Island Capital Advisors LLC is withdrawn with prejudice.

     MS. BERNSTEIN: Yes, your Honor.

     THE COURT: Then as to the remaining parties, you accept service?

     MR. GOOD: Yes, I do, your Honor.

     THE COURT: You waive any further response to the petition and consent to the stipulation as we entered into it?

     MR. GOOD: Correct.

     THE COURT: Very good. Then the order to show cause is returnable today, and it is marked resolved pursuant to stipulation on record. Thank you all. * * *

     Certified to be a true and accurate transcription of the stenographic notes.




                                             ---------------------------------
                                             PATRICIA McELLIGOTT, CSR, RMR
                                             Official Court Reporter


SO ORDERED:


--------------------------          ------------------------------
HON. LEONARD B. AUSTIN Dated